Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-190471) of Jones Energy, Inc. of our report dated March 14, 2014 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Houston, Texas
March 14, 2014